Exhibit 1.1

[●] American Depositary Shares
AGORA, INC.
EACH REPRESENTING FOUR CLASS A ORDINARY SHARES, PAR VALUE
US$0.0001 PER SHARE
UNDERWRITING AGREEMENT

__________, 2020

[_______________], 2020
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
United States of America
BofA Securities, Inc.
One Bryant Park
New York, NY 10036
United States of America
As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto
Ladies and Gentlemen:
Agora, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the Underwriters”) an aggregate of [●] Class A ordinary shares, par value US$0.0001 per share, of the Company (the “Firm Shares”) in the form of [●] American Depositary Shares (as defined below) (the “Firm ADSs”).
The Company also proposes to issue and sell to the several Underwriters not more than an additional [●] Class A ordinary shares, par value US$0.0001 per share, of the Company (the “Additional Shares”) in the form of [●] American Depositary Shares (the “Additional ADSs”), if and to the extent that you, as Representatives of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional ADSs granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Offered Shares.” The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “Offered ADSs.” The Offered ADSs and the underlying Offered Shares are hereinafter collectively referred to as the “Offered Securities.” The Class A ordinary shares, par value US$0.0001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Class A Ordinary Shares,” and the Class A Ordinary Shares and Class B ordinary shares, par value US$0.0001 per share, of the Company are hereinafter collectively referred to as the “Ordinary Shares.”
The Underwriters will take delivery of the Offered Shares in the form of American Depositary Shares (the “American Depositary Shares” or “ADSs”). The American Depositary Shares are to be issued pursuant to a Deposit Agreement dated as of [●], 2020 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as Depositary (the Depositary”), and the owners and holders from time to time of the American Depositary Shares issued under the Deposit Agreement. Each American Depositary Share will initially represent the right to receive four Class A Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Offered Shares and a registration statement relating to the Offered ADSs. The registration statement relating to the Offered Shares, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of the Offered Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” The registration statement relating to the American Depositary Shares, as amended at the time it becomes effective, is hereinafter referred to as the “ADS Registration Statement.” If the Company has filed an abbreviated registration statement to register additional Offered Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include the corresponding Rule 462 Registration Statement. The Company has filed, in accordance with Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A to register the Offered Securities (the “Exchange Act Registration Statement”).
For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus included in the Registration Statement immediately before the time the Registration Statement was declared effective together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.
Morgan Stanley & Co. LLC (the “Designated Underwriter”) has agreed to reserve a portion of the Offered ADSs to be purchased by it or its affiliates under this Agreement for sale to the Company’s directors, non-executive employees and customers (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriters” (the “Directed ADS Program”). The Offered ADSs to be sold by the Designated Underwriter and its affiliates pursuant to the Directed ADS Program are referred to hereinafter as the “Directed ADSs.” Any Directed ADSs not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.
1.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
1.1    The Company represents and warrants to and agrees with each of the Underwriters that:

(a)
Effectiveness of Registration Statement. Each of the Registration Statement and the ADS Registration Statement, and any amendment thereto, has become effective under the Securities Act; each of the Exchange Act Registration Statement and any amendment thereto has become effective under the Exchange Act; no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the Exchange Act Registration Statement, or any post-effectiveness amendment thereto, is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)
Compliance with Securities Law. (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Exchange Act Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, at the Closing Date (as defined in Section 4) and at each Option Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information described as such in Section 9(b) hereof.

(c)
Ineligible Issuer Status and Issuer Free Writing Prospectus. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Any such free writing prospectus, as of its issue date and at all subsequent times through the completion of the sale of the Offered Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the Time of Sale Prospectus or any preliminary or other prospectus deemed to part thereof that has not been superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and broadly available road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. As of the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectuses, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)
Good Standing of the Company. The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (or the foreign equivalent to the extent the concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (or the foreign equivalent to the extent the concept is applicable in such jurisdiction) would not have a Material Adverse Effect (as defined below). The currently effective memorandum and articles of association of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The fifth amended and restated memorandum and articles of association of the Company adopted on June 19, 2020 and filed as Exhibit 3.2 to the Registration Statement comply with the requirements of applicable Cayman Islands laws and, immediately prior to the closing on the Closing Date, will be in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; except as set forth in the Registration Statements, no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date. A “Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business or prospects of the

Company and its Subsidiaries and Consolidated Affiliated Entities, taken as a whole, or on the ability of the Company and its Subsidiaries and Consolidated Affiliated Entities to carry out their obligations under this Agreement and the Deposit Agreement.

(e)
Subsidiaries and Consolidated Affiliated Entities. Each of the Company’s direct and indirect subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule III-A hereto, and each of the entities which the Company directly or indirectly controls through contractual arrangements (each a “Consolidated Affiliated Entity” and collectively, the “Consolidated Affiliated Entities”) has been identified on Schedule III-B hereto. Each of the Subsidiaries and Consolidated Affiliated Entities has been duly incorporated, is validly existing, and in good standing (or the foreign equivalent to the extent the concept is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation, has full power and authority (corporate or otherwise) to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing (or the foreign equivalent to the extent the concept is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (or the foreign equivalent to the extent the concept is applicable in such jurisdiction) would not have a Material Adverse Effect; all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully or have been timely paid in accordance with its articles of association or other constitutive or organizational documents and non-assessable and are free and clear of all liens, encumbrances, equities or claims; all of the equity or sponsorship interests in each Consolidated Affiliated Entity have been duly and validly authorized and issued, and timely paid in accordance with its articles of association and non-assessable and are owned as described in the Time of Sale Prospectus and the Prospectus, and, except as described in the Time of Sale Prospectus and the Prospectus, free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries and Consolidated Affiliated Entities comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries and Consolidated Affiliated Entities, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control.

(f)	VIE Agreements and Corporate Structure.

(i)
The description of the corporate structure of the Company and each of the contracts among the Subsidiaries, the shareholders or the sponsors of the Consolidated Affiliated Entities and the Consolidated Affiliated Entities, as

the case may be (each a “VIE Agreement” and collectively the “VIE Agreements”), as set forth in the Time of Sale Prospectus and the Prospectus under the captions “Corporate History and Structure” and “Related Party Transactions” and filed as Exhibits 10.1 through 10.6 to the Registration Statement, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries and Consolidated Affiliated Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Time of Sale Prospectus and the Prospectus.

(ii)
Each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto, other than those as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. The corporate structure of the Company complies with all applicable laws and regulations of the People’s Republic of China (the “PRC”), and neither the corporate structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC, yet as disclosed in the Time of Sale Prospectus and the Prospectus, there are substantial uncertainties regarding the interpretation and application of current and future laws of the PRC governing the validity of the arrangement contemplated under the VIE Agreements. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Subsidiaries and Consolidated Affiliated Entities or shareholders or sponsors of the Consolidated Affiliated Entities in any jurisdiction challenging the validity of any of the VIE Agreements, and to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(iii)
The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries and Consolidated Affiliated

Entities pursuant to (A) the constitutive or organizational documents of the Company or any of the Subsidiaries and Consolidated Affiliated Entities, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries and Consolidated Affiliated Entities or any of their properties, or any arbitration award, or (C) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of the Subsidiaries and Consolidated Affiliated Entities is a party or by which the Company or any of the Subsidiaries and Consolidated Affiliated Entities is bound or to which any of the properties of the Company or any of the Subsidiaries and Consolidated Affiliated Entities is subject, except in the case of (B) and (C), where such conflict, breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect. However, as disclosed in the Time of Sale Prospectus and the Prospectus, there are substantial uncertainties regarding the interpretation and application of current and future laws of the PRC governing the validity of the arrangement contemplated under the VIE Agreements. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and, to the Company’s knowledge, no such termination or non-renewal has been threatened by any of the parties thereto.

(iv)
The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Consolidated Affiliated Entities, through its rights to authorize the shareholders or sponsors, as the case may be, of the Consolidated Affiliated Entities to exercise their voting rights.

(g)	Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(h)
Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The description of the Deposit Agreement contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus is true and accurate in all material respects.

(i)
Due Authorization of Registration Statements. The Registration Statement, the Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement and the filing of the Registration Statement, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(j)
Share Capital. The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k)
Ordinary Shares. (i) The Ordinary Shares issued and outstanding prior to the issuance of the Offered Shares have been duly authorized and are validly issued, fully paid and non-assessable. As of the date hereof, the Company has authorized, issued and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital” and, as of the Closing Date, the Company shall have authorized, issued and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital.” (ii) Except as described in the Time of Sale Prospectus and the Prospectus, there are (A) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the share capital of the Company, and (B) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Company’s Subsidiaries and Consolidated Affiliated Entities.

(l)
Offered ADSs. The Offered ADSs, when issued by the Depositary against the deposit of the Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued and the persons in whose names such Offered ADSs are registered will be entitled to the rights of registered holders of American depositary receipt specified therein and in the Deposit Agreement.

(m)
Offered Shares. (i) The Offered Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and when appropriate entries are made in the register of members of the Company, will be validly issued, fully paid and non-assessable, and the issuance of such Offered Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. The Offered Shares, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s constitutive documents or any agreement or other instrument to which the Company is a party. (ii) The Offered Shares, when issued, are freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof, and, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no restrictions on subsequent transfers of the Offered Shares under the laws of the Cayman Islands, the PRC by non-PRC resident holders, Hong Kong or the United States.

(n)
Accurate Disclosure. The statements in the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Taxation” and “Underwriters,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects; provided, however, that this representation and warranty shall not apply to statements furnished to the Company in writing by the Underwriters through you expressly for use in the Time of Sale Prospectus and the Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information described as such in Section 9(b) hereof.

(o)	Listing. The ADSs have been approved for listing on the Nasdaq Global Select Market (“Nasdaq”), subject to official notice of issuance.

(p)
Compliance with Law, Constitutive Documents and Contracts. Neither the Company nor any of the Subsidiaries and Consolidated Affiliated Entities is (i) in breach or violation of any provision of applicable law, statute, rule or regulation (including, but not limited to, any applicable law concerning communication services, privacy, data protection and intellectual property rights in jurisdictions where the Company and its Subsidiaries and Consolidated Affiliated Entities operate, and foreign investment in the value-added telecommunications services sector in China) or (ii) in breach or violation of its respective constitutive or organizational documents, or (iii) in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, agreement or other instrument that is (x) binding upon the Company or any of the Subsidiaries and Consolidated Affiliated Entities and (y) material to the Company and the Subsidiaries and Consolidated Affiliated Entities taken as a whole, or any judgment, order or decree of any governmental body, regulatory body, agency, court, arbitrator or other authority, body or agency having jurisdiction over the Company or any of the Subsidiaries and Consolidated Affiliated Entities or any of their respective properties, assets or operations (each, a

“Governmental Entity”), except in the case of (i) and (iii), for such breaches, violations, and defaults as would not be reasonably expected to have a Material Adverse Effect.

(q)
Absence of Defaults and Conflicts Resulting from Transaction. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene (i) any provision of applicable law, (ii) the memorandum and articles of association of the Company, (iii) any agreement or other instrument binding upon the Company or any of the Subsidiaries and Consolidated Affiliated Entities, or (iv) any judgment, order or decree of any Governmental Entity, except in the case of (i), (iii) and (iv), as would not reasonably be expected to have a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations under this Agreement; and no consent, approval, authorization or order of, or qualification with, any Governmental Entity is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States of America in connection with the offer and sale of the Offered Securities.

(r)
No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its Subsidiaries and Consolidated Affiliated Entities, taken as a whole; (ii) there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital; (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Subsidiaries and Consolidated Affiliated Entities; (iv) neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has (A) entered into or assumed any material transaction or agreement, (B) incurred, assumed or acquired any material liability or obligation, direct or contingent, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other material asset, or (D) agreed to take any of the foregoing actions that would, in the case of (A) through (D), have a Material Adverse Effect; and (v) neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has sustained any material loss or interference with its business from fire, explosion, flood, typhoon, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(s)	No Pending Proceedings. There are no legal or governmental actions, suits or proceedings before or brought by any Governmental Entity pending or, to the

Company’s knowledge, threatened (including any inquiries or investigations by any Governmental Entity, domestic or foreign) to which the Company, any of its Subsidiaries and Consolidated Affiliated Entities or any of their respective executive officers, directors and key employees is a party or to which any of the properties or assets of the Company or any of its Subsidiaries and Consolidated Affiliated Entities is subject (i) other than actions, suits or proceedings that would not reasonably be expected to have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(t)
Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(u)
Investment Company Act. The Company is not, and immediately after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(v)
Environmental Laws. (i) The Company and its Subsidiaries and Consolidated Affiliated Entities, (A) are in compliance with any and all applicable foreign, national, federal, state and local laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of the PRC and the United States) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. (ii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except for those that would, singly or in the aggregate, not have a Material Adverse Effect.

(w)
Registration Rights. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Restricted Period referred to in Section 6.1(w) hereof.

(x)
Compliance with Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities or their respective affiliates, nor any director, officer or employee thereof nor, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries and Consolidated Affiliated Entities or their respective affiliates, (i) has used or will use any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity; (ii) has taken or will take any action in furtherance of any offer, payment, promise to pay, or authorization or approval of the payment, giving of money, property, gifts, or anything else of value, directly or indirectly, to a “government official” (including any officer, director or employee of any government branch or agency, government-owned or controlled entity or instrumentality, public international organization or political party; any political party official or candidate for political office; or any close family member of, or person acting in an official capacity for or on behalf of, any of the foregoing) or to any other Person to influence official action or secure an improper advantage or to take any other action in violation of the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC, any regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable anti-bribery or anti-corruption law in each case as amended from time to time (collectively the “Anti-Corruption Laws”); (iii) has taken or will take any act in furtherance of an offer, payment, promise to pay, agreement, request, authorization or approval, or any other act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback, or other unlawful or improper payment or benefit; or (iv) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable Anti-Corruption Laws; and the Company and its Subsidiaries and Consolidated Affiliated Entities and their respective affiliates have each conducted their respective businesses in compliance with applicable Anti-Corruption laws and have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(y)
Compliance with Anti-Money Laundering Laws. The Company and its Subsidiaries and Consolidated Affiliated Entities are and have at all times been in material compliance with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and with all other applicable anti-money laundering statutes and the rules and regulations thereunder that are issued, administered or enforced by any governmental agency with jurisdiction over the Company or any of its Subsidiaries and Consolidated Affiliated Entities (collectively, the “Anti-Money Laundering Laws”), and no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries and Consolidated Affiliated Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(z)
Compliance with OFAC. (i) Neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities, nor any director, officer or employee thereof, nor, to the knowledge of the Company, any agent, affiliate or representative of the Company or any of its Subsidiaries and Consolidated Affiliated Entities, is or undertakes any business with an individual or entity (“Person”) to the extent prohibited for any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise), that is, or is owned 50 percent or more or controlled by one or more Persons that are:

(A)
subject to or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State and the U.S. Department of Commerce), , the United Nations Security Council (“UNSC”), the European Union (“EU”) or any EU member state, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, Sanctions”), including without limitation individuals or entities named on OFAC’s Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, and Sectoral Sanctions Identifications List, or

(B)
located, organized or resident in a country or territory that is, or whose government is, subject to or the target of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria) (each, a “Sanctioned Country”).

(ii)	The Company and its Subsidiaries and Consolidated Affiliated Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)
to fund or facilitate any dealings, activities or business in, with or relating to any country, territory or Person that, at the time of such funding or facilitation, is (i) a Sanctioned Country or (ii) a Person subject to or the target of Sanctions, or which is owned 50 percent or more or controlled by any such Person; or

(B)	in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)
For the past five years, the Company and its Subsidiaries and Consolidated Affiliated Entities, including any respective director, officer or employee thereof, and, to the knowledge of the Company, any agent, affiliate or representative of the Company or any of its Subsidiaries and Consolidated Affiliated Entities, have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with or relating to any Person that at the time of the dealing or transaction, is or was subject to or the target of Sanctions or with, in, or relating to any Sanctioned Country.

(iv)
No investigation, inquiry, action or suit or proceeding by or before any Governmental Entity, involving any actual or alleged violations of any Sanctions by the Company and its Subsidiaries and Consolidated Affiliated Entities, is pending, or to the knowledge of the Company, threatened;

(aa)
Subsequent Changes. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its Subsidiaries and Consolidated Affiliated Entities have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its issued and outstanding shares, nor declared, paid or otherwise made any dividend or distribution of any kind on issued shares in its capital; and (iii) there has not been any material change in the capital stock, short‑term debt or long‑term debt of the Company and its Subsidiaries and Consolidated Affiliated Entities.

(bb)
Title to Property. None of the Company and its Subsidiaries and Consolidated Affiliated Entities owns any real property. Each of the Company and its Subsidiaries and Consolidated Affiliated Entities has good and marketable title to all personal tangible property, in each case, owned by them which is material to the business of the Company and its Subsidiaries and Consolidated Affiliated Entities, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Consolidated Affiliated Entities; and any real property and buildings held under lease by the Company and its Subsidiaries and Consolidated Affiliated Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries and Consolidated Affiliated Entities.

(cc)
Possession of Intellectual Property. Except as disclosed in the Registration Statement, the Time of Sale Prospectus, and the Prospectus, the Company and its Subsidiaries and Consolidated Affiliated Entities own, possess, have been authorized to use or can develop, obtain or acquire on reasonable terms sufficient trademarks, trade names, service marks, patents, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed to be conducted as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and the loss or expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries and Consolidated Affiliated Entities; (ii) there is no infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries and Consolidated Affiliated Entities or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries and Consolidated Affiliated Entities; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiaries’ and Consolidated Affiliated Entities’ rights in or to, or claiming the violation of any of the terms of, any of the Company’s Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company, any Subsidiary or any Consolidated Affiliated Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its Subsidiaries and Consolidated Affiliated Entities in their businesses has been obtained or is being used by the Company or its Subsidiaries and Consolidated Affiliated Entities in violation of any contractual obligation binding on the Company or its Subsidiaries and Consolidated Affiliated Entities, except in each case covered by clauses (i) through (vi) such as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(dd)
Merger or Consolidation. Neither the Company nor any of its Subsidiaries or Consolidated Affiliated Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and which is not so described.

(ee)
Termination of Contracts. Neither the Company nor any of its Subsidiaries or Consolidated Affiliated Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements specifically referred to or described in the Time of Sale Prospectus and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or Consolidated Affiliated Entities, or to the knowledge of the Company, by any other party to any such contract or agreement.

(ff)
Absence of Labor Dispute; Compliance with Labor Law. No material labor dispute with the employees or third-party contractors of the Company or any of its Subsidiaries and Consolidated Affiliated Entities exists, or to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and its Subsidiaries and Consolidated Affiliated Entities that could reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries and Consolidated Affiliated Entities are and have been in all times in compliance with all applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists, or to the knowledge of the Company, is imminent.

(gg)
Cybersecurity. (A) Except as would not have a Material Adverse Effect, there has been no security breach of, or unauthorized access to or disclosure of , or other compromise of the Company’s or its Subsidiaries’ and Consolidated Affiliated Entities’ information technology and computer systems, networks, hardware, software, or proprietary, confidential, personal or personally identifiable data and databases (including the proprietary, confidential, personal or personally identifiable data and information of their respective customers, employees, suppliers, vendors or any other third parties maintained, processed or stored by the Company and its Subsidiaries and Consolidated Affiliated Entities, and any such proprietary, confidential, personal or personally identifiable data processed or stored by third parties on behalf of the Company and its Subsidiaries and Consolidated Affiliated Entities) (collectively, “IT Systems and Data”); (B) to the knowledge of the

Company, neither the Company nor its Subsidiaries and Consolidated Affiliated Entities have been notified of, or are aware of any event or condition that the Company or its Subsidiaries or Consolidated Affiliated Entities reasonably expect to result in, any security breach of, or unauthorized access to or disclosure of or other compromise to their IT Systems and Data; (C) the Company and its Subsidiaries and Consolidated Affiliated Entities have implemented commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (D) the Company and its Subsidiaries and Consolidated Affiliated Entities are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any Governmental Entity, and all of their internal policies and contractual obligations, in each case relating to the privacy and security of IT Systems and Data and to the use of security measures to protect such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(hh)
Insurance. Each of the Company and its Subsidiaries and Consolidated Affiliated Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, in the Company’s reasonable judgment, are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ii)
Possession of Licenses and Permits. (i) Each of the Company and its Subsidiaries and Consolidated Affiliated Entities possesses all licenses, certificates, approvals, authorizations, declarations and permits issued by, and has made all necessary reports to and filings with, the appropriate national, federal, state, local or foreign Governmental Entities, for the Company and each of its Subsidiaries and Consolidated Affiliated Entities that are necessary to conduct their respective businesses (collectively, “Governmental Licenses”); (ii) each of the Company and its Subsidiaries and Consolidated Affiliated Entities is in material compliance with the terms and conditions of all such Governmental Licenses; (iii) all such Governmental Licenses are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Time of Sale Prospectus or the Prospectus; (iv) neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental License; (v) neither the Company nor any of its Subsidiaries and Consolidated Affiliated Entities has any reason to believe that any such Governmental License will not be renewed in the ordinary course; except in the case of (i) and (v) above, where such failure to possess, file or renew would not have a Material Adverse Effect.

(jj)
Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Offered Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act and the applicable rules and regulations of the Commission thereunder, the rules of Nasdaq, state securities laws or the rules of Financial Industry Regulatory Authority

(kk)
Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or its Subsidiaries and Consolidated Affiliated Entities on the one hand and their respective shareholders, sponsors, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Time of Sale Prospectus and the Prospectus.

(ll)
PFIC Status. Subject to the assumptions, qualifications, determinations and projections set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company does not expect to be a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its current fiscal year or in the foreseeable future; provided, however, that if the Company were considered by a tax authority to be a “controlled foreign corporation” within the meaning of Section 957(a) of the Code following the completion of the transaction contemplated by this Agreement, the Company expects that it would be a PFIC for the fiscal year ending December 31, 2020.

(mm)
No Transaction or Other Taxes. Except for any net income, capital gain, profits or franchise taxes imposed on any Underwriter by the PRC, the United States, Hong Kong, or the Cayman Islands as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement) between such Underwriter and the jurisdiction imposing such taxes, no transaction, stamp, capital or other documentary, issuance, registration, transaction, transfer, withholding or other taxes or duties are payable by or on behalf of the Underwriters to the government of the PRC, the United States, Hong Kong or the Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the creation, allotment, issuance, sale and delivery of the Offered Securities by the Company or the deposit of the Offered Shares with the Depositary and the Custodian, as defined in the Deposit Agreement (the “Custodian”), the issuance of the Offered ADSs by the Depositary, and the delivery of the Offered ADSs to or for the account of the Underwriters, (ii) the purchase from the Company of the Offered

Securities and the initial sale and delivery of the Offered Securities to purchasers thereof by the Underwriters, or (iii) the execution, delivery or performance of this Agreement or the Deposit Agreement; except that Cayman Islands and PRC stamp duty may be payable in the event that this Agreement or the Deposit Agreement is executed in or brought within the jurisdiction of the Cayman Islands or the PRC, as applicable.

(nn)
Independent Accountants. PricewaterhouseCoopers Zhong Tian LLP, whose reports on the consolidated financial statements of the Company are included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(oo)
Financial Statements. The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules thereto, present fairly in all material respects the financial position of the Company and the Subsidiaries and Consolidated Affiliated Entities as of the dates indicated and consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in all material respects in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; and the Company and the Subsidiaries and Consolidated Affiliated Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(pp)
Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Time of Sale Prospectus and the Prospectus accurately and fairly describes in all material respects (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies and estimates; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and its Subsidiaries and Consolidated Affiliated Entities, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and have consulted with its independent accountants with regards to such disclosure.

(qq)
Internal Controls. The Company and its Subsidiaries and Consolidated Affiliated Entities maintain a system of internal controls over financial reporting and accounting matters sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(rr)
Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

(ss)
Absence of Accounting Issues. The Company has not received any notice, oral or written, from the board of directors stating that it is reviewing or investigating, and the Company’s independent registered public accounting firm has not recommended that the board of directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years.

(tt)
Operating and Other Company Data. All operating and other Company data disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus are true and accurate in all material respects.

(uu)
Third-party Data. Any statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus or Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(vv)
Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement or the Exchange Act Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required.

(ww)
No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the preliminary prospectus filed as part of the Registration Statement as originally confidentially submitted or as part of any amendment thereto, the Prospectus and any issuer free writing prospectus to which the Representatives have consented, as set forth on Schedule II hereto.

(xx)
Payments of Dividends; Payments in Foreign Currency. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) none of the Company nor any of its Subsidiaries and Consolidated Affiliated Entities is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other Subsidiary or Consolidated Affiliated Entity or (C) transferring any of its properties or assets to the Company or any other Subsidiary or Consolidated Affiliated Entity; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries and Consolidated Affiliated Entities (A) may be converted into United States dollars, that may be freely transferred out of such Person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any Governmental Entity in such Person’s jurisdiction of incorporation or tax residence; and (B) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such Person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any Governmental Entity having jurisdiction over such Person.

(yy)	Compliance with PRC Overseas Investment and Listing Regulations. Each of the Company and its Subsidiaries and Consolidated Affiliated Entities has complied,

and has taken all necessary steps to ensure compliance by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange (the “SAFE”) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(zz)
M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and SAFE on August 8, 2006 and amended by the Ministry of Commerce on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. The issuance and sale of the Offered Securities, the listing and trading of the Offered ADSs on Nasdaq and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at the Closing Date or the applicable Option Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(aaa)	Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(bbb)
Absence of Manipulation. None of the Company, the Subsidiaries and Consolidated Affiliated Entities or, to the knowledge of the Company, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action which was designed to cause or result in, or that has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(ccc)
No Sale, Issuance and Distribution of Shares. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ddd)
No Immunity. None of the Company, the Subsidiaries and Consolidated Affiliated Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, Hong Kong, the PRC, the States of New York or California or the United States, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, Hong Kong, PRC, New York, California or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of the Subsidiaries and Consolidated Affiliated Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries and Consolidated Affiliated Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 13 of this Agreement and Section 7.7 of the Deposit Agreement.

(eee)
Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement does not contravene the laws of the Cayman Islands, Hong Kong and the PRC and will be observed and given effect to by the courts of the Cayman Islands and honored by courts in Hong Kong and the PRC. The Company has the power to submit, and pursuant to Section 13 of this Agreement and Section 7.7 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 13 of this Agreement and Section 7.7 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the

Deposit Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Offered Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 13 hereof and Section 7.7 of the Deposit Agreement.

(fff)
Enforceability of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be recognized and enforced against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by an action commenced on the foreign judgment debt of the Grand Court of the Cayman Islands and the courts of the PRC, provided that (i) with respect to courts of the Cayman Islands, such judgment (A) is given by a foreign court of competent jurisdiction, (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (C) is not in respect of taxes, a fine or a penalty, (D) the enforcement of the judgment would not be contrary to natural justice or the public policy of the Cayman Islands, (E) is a final judgment, and (ii) with respect to courts of the PRC, any application or request for recognition and execution of such judgment is subject to compliance with relevant civil procedural requirements in the PRC. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or PRC.

(ggg)
Lending Relationship. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(hhh)
Compliance with Foreign Laws. The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply in all material respects, and any amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed ADS Program. No consent, approval, authorization or order of, or qualification with, any Governmental Entity, other than those obtained, is required in connection with the offering of the Directed ADSs in any jurisdiction where the Directed ADSs are being offered.

(iii)
Absence of Unlawful Influence. The Company has not offered, or caused the Designated Underwriter or its affiliates to offer, Directed ADSs to any person pursuant to the Directed ADS Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(jjj)
Representation of Officers. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters in connection with the offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(kkk)
Tax Filings. (i) The Company and each of its Subsidiaries and the Consolidated Affiliated Entities have filed all tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except for cases where failure to file or pay would not have a Material Adverse Effect, or except for taxes currently being contested in good faith and for which adequate reserves have been made in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries and the Consolidated Affiliated Entities which has had (nor does the Company nor any of its Subsidiaries and the Consolidated Affiliated Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and the Consolidated Affiliated Entities and which could reasonably be expected to have) a Material Adverse Effect. (ii) Any unpaid material income and corporation tax liability of the Company for any years not finally determined have been accrued on the Company’s financial statements in accordance with the United States generally accepted accounting principles. (iii) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries and Consolidated Affiliated Entities as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(lll)
EGC Status. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(mmm)
Testing-the-Waters Communication. The Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any other Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(nnn)
As of the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, no individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.    AGREEMENTS TO SELL AND PURCHASE.
The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at US$[●] per American Depositary Share (the “Purchase Price”) the number of Firm ADSs (subject to such adjustments to eliminate fractional ADSs as you may determine) that bears the same proportion to the number of Firm ADSs to be sold by the Company as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.
On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional ADSs, and the Underwriters shall have the right to purchase, severally and not jointly, up to [●] Additional ADSs at the Purchase Price; provided, however, that the amount paid by the Underwriters for any Additional ADSs shall be reduced by an amount per ADS equal to any dividends declared by the Company and payable on the Firm ADSs but not payable on such Additional ADSs. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs nor later than ten business days after the date of such notice. Additional ADSs may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

3.
TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Offered ADSs as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Offered ADSs are to be offered to the public initially at US$[●] per ADS (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of US$[●] per ADS under the Public Offering Price.

4.	PAYMENT AND DELIVERY.

(a)
Payment for the Firm ADSs to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [●], 2020, or at such other time on the same or such other date, not later than [●], 2020, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(b)
Payment for any Additional ADSs shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [●], 2020 as shall be designated in writing by you.

(c)
The Offered ADSs to be delivered to each Underwriter shall be delivered in book entry form, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. Such Offered ADSs shall be delivered by or on behalf of the Company to the Representatives through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the account(s) specified by the Company to the Representatives on the Closing Date or Option Closing Date, as the case may be, or at such other time and date as shall be designated in writing by the Representatives. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Offered Securities to the Underwriters and (ii) any withholding required by law.

5.
CONDITIONS TO THE UNDERWRITERS’ OBLIGATIONS. The obligations of the Company to sell the Offered Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Offered Securities on the Closing Date and each Option Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [●] p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)	Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the applicable Option Closing Date, as the case may be,
i.    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its Subsidiaries and Consolidated Affiliated Entities by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and
ii.    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries and Consolidated Affiliated Entities, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)
The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, a certificate, dated such date, signed by a duly authorized executive officer of the Company, (i) to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or the applicable Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date (and the officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened) and (ii) with respect to such other matters as the Representatives may reasonably require.

(c)
The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance satisfactory to the Underwriters.

(d)
The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion and negative assurance letter of Wilson Sonsini Goodrich & Rosati, Professional Corporation, U.S. counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(e)
The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion or opinions of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(f)
The Company shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of King & Wood Mallesons, PRC counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters (together with a consent letter, in form and substance reasonably satisfactory to the Underwriters, permitting the Company to provide a copy of such opinion to the Underwriters) and a copy of such opinion shall have been provided to the Underwriters.

(g)
The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Wilson Sonsini Goodrich & Rosati, Hong Kong counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

At the request of the Company, the opinions of counsel for the Company described above (except for the opinion of the PRC counsel for the Company) shall be addressed to the Underwriters and shall so state therein.

(h)
The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(i)
The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Fangda Partners, PRC counsel for the Underwriters, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(j)
The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Emmet, Marvin & Matvin, LLP, counsel for the Depositary, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(k)
The Underwriters shall have received, on each of the date hereof and the Closing Date or the applicable Option Closing Date, as the case may be, a letter dated such date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers Zhong Tian LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(l)
The “lock-up” letters, each substantially in the form of Exhibit A hereto, executed by the individuals and entities listed on Schedule IV relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof (the “Lock-Up Letter”), shall be in full force and effect on the Closing Date.

(m)
There shall not have been any adverse legislative or regulatory developments in the PRC and the United States following the signing of this Agreement, which in the Representatives’ sole judgment in good faith after consultation with the Company, would make it inadvisable or impractical to proceed with the public offering or the delivery of the Offered Securities at the Closing Date or the applicable Optional Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement.

(n)
The Company and the Depositary shall have executed and delivered the Deposit Agreement and, in the case of the Company, a side letter (the “Depositary Side Letter”) addressed to the Depositary, instructing the Depositary not to accept any shareholder’s deposit of Ordinary Shares in the Company’s American Depositary Receipt facility or issue any new ADSs to any shareholder or any third party unless consented to by the Company, and the Deposit Agreement shall be in full force and effect on the Closing Date and the applicable Option Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Offered Shares and the issuance of the Offered ADSs in accordance with the Deposit Agreement.

(o)
The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Offered Shares against issuance of the Offered ADSs, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(p)	The Offered ADSs shall have been approved for listing on Nasdaq, subject to only official notice of issuance.

(q)
If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly after 4:00 p.m., New York City time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(r)
The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(s)
No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or, to the Company’s knowledge, threatened by the Commission.

(t)
Financial Industry Regulatory Authority (“FINRA”) shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(u)	At or prior to the Closing Date or the applicable Option Closing Date, the ADSs shall be eligible for clearance and settlement through the facilities of the DTC.

(v)
On the Closing Date or the applicable Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus and the Prospectus, issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date and other matters related to the issuance of such Additional ADSs.
Notwithstanding the immediately preceding paragraph, the Representatives may, in their sole discretion, waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of a Closing Date or an Option Closing Date.
6.    COVENANTS OF THE COMPANY.

6.1	The Company, in addition to its other agreements and obligations hereunder, covenants with each Underwriter as follows:

(a)	To file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act.

(b)
To furnish to you, without charge, copies of the Registration Statement and the ADS Registration Statement (including, in each case, exhibits thereto) and for delivery to each other Underwriter a copy of the Registration Statement and the ADS Registration Statement (in each case, without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 6.1(f) or 6.1(g)below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(c)
Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d)
To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(e)
Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)
If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the

Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)
If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which the Offered Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)	To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(i)
To advise you promptly and confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any Time of Sale Prospectus, Prospectus or free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or the ADS Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(j)
To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this

Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including Rule 158 under the Securities Act).

(k)
During the period when the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

(l)
To apply the net proceeds to the Company from the sale of the Offered Securities in the manner set forth under the heading “Use of Proceeds” in the Time of Sale Prospectus and to file such reports with the Commission with respect to the sale of the Offered Securities and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act; not to invest, or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner (i) as would require the Company or any of the Subsidiaries and Consolidated Affiliated Entities to register as an investment company under the 1940 Act, and (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of the State Administration of Foreign Exchange of the PRC.

(m)
Not to, and to cause each of its Subsidiaries and Consolidated Affiliated Entities not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(n)	To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed ADSs are offered in connection with the Directed ADS Program.

(o)
In connection with the Directed ADS Program, to ensure that the Directed ADSs will be restricted to the extent required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of six months following the date of the effectiveness of the Registration Statement (it being understood that the Designated Underwriter will notify the Company as to which Participants will need to be so restricted); and to direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(p)
The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed ADSs are offered in connection with the Directed ADS Program.

(q)
To comply with the terms of the Deposit Agreement so that the Offered ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

(r)
(i) Not to attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(s)
To comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable efforts to cause holders of its Ordinary Shares that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, as known to the Company, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of SAFE).

(t)
To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Securities within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in this Section 6).

(u)
If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify you and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(v)
The Company will indemnify and hold harmless the Underwriters against any transaction, stamp, capital or other issuance, registration, documentary, transaction, transfer, withholding or other similar taxes or duties (other than taxes imposed on the net income of an Underwriter), including any interest and penalties, on the creation, allotment, issue and sale of the Offered Securities to the Underwriters and on the execution and delivery of, and the performance of the obligations (including the initial resale and delivery of the Offered Securities by the Underwriters) under, this Agreement or the Deposit Agreement and on bringing any such document within any jurisdiction. All payments to be made by the Company hereunder shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the

Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except to the extent of taxes that would not have been imposed but for such Underwriter’s being a resident of the jurisdiction imposing such taxes or having a permanent establishment therein. In addition, all sums payable to an Underwriter hereunder shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company shall, in addition to the sum payable hereunder, pay an amount equal to any applicable value added or similar tax.

(w)
The Company, without the prior written consent of the Representatives on behalf of the Underwriters, will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or American Depositary Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or American Depositary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares, American Depositary Shares or such other securities, in cash or otherwise or (iii) file any registration statement with the Commission relating to the offering of any Ordinary Shares, American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares.

The restrictions contained in the preceding paragraph shall not apply to (i) the Offered Securities to be sold hereunder; (ii) the issuance by the Company of Ordinary Shares or American Depositary Shares pursuant to equity incentive plans existing on, or upon the exercise, conversion or exchange of exercisable, convertible or exchangeable securities outstanding as of the date of this Agreement and in each case described in the Time of Sale Prospectus; (iii) the issuance of Ordinary Shares through the conversion and reclassification of the Company’s outstanding preferred shares and ordinary shares into Ordinary Shares in connection with the consummation of the public offering and in accordance with the Company’s amended and restated memorandum and articles of association that will become effective upon the completion of the public offering; (iv) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or American Depositary Shares; provided that (A) such plan does not provide for the transfer of Ordinary Shares or American Depositary Shares during the Restricted Period and (B) to the extent a public announcement or filing under the Exchange

Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or American Depositary Shares may be made under such plan during the Restricted Period; (v) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s equity incentive plans that are described in the Time of Sale Prospectus; (vi) the issuance by the Company of any class of Ordinary Shares or any securities convertible into or exercisable or exchangeable for any class of Ordinary Shares issued under a registration statement or pursuant to an exemption from registration in connection with one or more acquisitions by the Company or any of its subsidiaries of a company or a business, securities, property or assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, or a joint venture, commercial relationship or strategic alliance (or the entering into of an agreement or agreements with respect thereto); provided that the aggregate number of Ordinary Shares that the Company may sell or issue or agree to sell or issue pursuant to clause (vi) shall not exceed 5% of the total number of Ordinary Shares outstanding immediately following the completion of the transactions contemplated by this Agreement and each recipient of such securities shall have, on or prior to the issuance of such securities, executed and delivered a Lock-Up Letter substantially to the effect set forth in Exhibit A hereto; or (vii) the issuance and sale of Class A Ordinary Shares in the concurrent private placement as described in the Time of Sale Prospectus and the Prospectus.

(a)
The Company agrees (1) that it will not release any security holder from, or waive any provision of, any lockup or similar agreement between the Company and any security holder, (2) not to instruct its share registrar to give effect to any share transfers directly or indirectly by any shareholder during the Restricted Period, and (3) to enter into the Depositary Side Letter with the Depositary, and not to release the Depositary from any of its obligations set forth in, or otherwise amend, terminate or fail to enforce, the Depositary Side Letter or consent to any deposit during the Restricted Period unless with the prior written consent of the Representatives on behalf of the Underwriters.

(b)
If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a Lock-up Letter for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service or in a registration statement publicly filed with the Commission in connection with a secondary offering, in each case at least two business days before the effective date of the release or waiver.

7.    EXPENSES.
Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants in connection with the registration and delivery of the Offered Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Offered Securities to the Underwriters, including any transfer or other taxes payable thereon (but excluding taxes imposed on the net income of the Underwriters), (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Offered Securities under state securities laws and all expenses in connection with the qualification of the Offered Securities for offer and sale under state securities laws as provided in Section 6.1(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Offered Securities by FINRA; provided that the aggregate amount payable by the Company for fees and disbursements of counsel for the Underwriters pursuant to clauses (iii) and (iv) shall not exceed $25,000, (v) all fees and expenses in connection with the preparation and filing of the Exchange Act Registration Statement relating to the Offered Securities and all costs and expenses incident to listing the ADSs on Nasdaq, (vi) the cost of printing certificates representing the Offered Securities, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to any Testing-the-Waters Communication or investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed ADS Program, up to a maximum of US$25,000, and transaction, stamp, capital or other issuance, registration, transaction, transfer, withholding or other taxes or duties, if any, incurred by the Underwriters in connection with the Directed ADS Program and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 6.1(v), Section 9 entitled “Indemnity and Contribution,” Section 10 entitled “Directed ADS Program Indemnification” and the last paragraph of Section 12 entitled “Effectiveness; Defaulting Underwriters,” the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

8.
COVENANTS OF THE UNDERWRITERS. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

9.	INDEMNITY AND CONTRIBUTION.

(a)
The Company agrees to indemnify and hold harmless each Underwriter, each director, officer, employee, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described in Section 9(b).

(b)
Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration

Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information under the caption “Underwriters” in the Registration Statement, the Time of Sale Prospectus and the Prospectus: the eighth paragraph, the thirteenth paragraph, the fifteenth paragraph, the first sentence of the sixteenth paragraph and the seventeenth through the nineteenth paragraphs (the “Underwriter Information”).

(c)
In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the out-of-pocket fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the out-of-pocket fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such out-of-pocket fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and (y) does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)
To the extent the indemnification provided for in Section 9(a) or 9(b), is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Offered Securities or (i) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the

Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Offered Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Offered ADSs they have purchased hereunder, and not joint.

(e)
The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)
The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

10.	DIRECTED ADS PROGRAM INDEMNIFICATION.

(a)
The Company agrees to indemnify and hold harmless the Designated Underwriter, each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Designated Underwriter within the meaning of Rule 405 under the Securities Act (the “Designated Underwriter Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed ADS Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed ADSs that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed ADS Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined by a court of competent jurisdiction to have resulted from the bad faith or gross negligence of the Designated Underwriter Entities.

(b)
In case any proceeding (including any governmental investigation) shall be instituted involving any Designated Underwriter Entity in respect of which indemnity may be sought pursuant to Section 10(a), the Designated Underwriter Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Designated Underwriter Entity, shall retain counsel reasonably satisfactory to the Designated Underwriter Entity to represent the Designated Underwriter Entity and any others the Company may designate in such proceeding and shall pay the out-of-pocket fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Designated Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Designated Underwriter Entity unless (i) the Company shall have agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Designated Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Designated Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the out-of-pocket fees and expenses of more than one separate firm (in addition to any local counsel) for all Designated Underwriter Entities. Any such separate firm for the Designated Underwriter Entities shall be designated in writing by the Designated Underwriter. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Designated Underwriter Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Designated Underwriter Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Designated Underwriter Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Designated Underwriter, effect any settlement of any pending or threatened proceeding in respect of which any Designated Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Designated Underwriter Entity, unless such settlement includes an unconditional release of the Designated Underwriter Entities from all liability on claims that are the subject matter of such proceeding.

(c)
To the extent the indemnification provided for in Section 10(a) is unavailable to a Designated Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Designated Underwriter Entity thereunder shall contribute to the amount paid or payable by the Designated Underwriter Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Designated Underwriter Entities on the other hand from the offering of the Directed ADSs or (i) if the allocation provided by clause 10(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(c)(i) above but also the relative fault of the Company on the one hand and of the Designated Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Designated Underwriter Entities on the other hand in connection with the offering of the Directed ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed ADSs (before deducting expenses) and the total underwriting discounts and commissions received by the Designated Underwriter Entities for the Directed ADSs bear to the aggregate Public Offering Price of the Directed ADSs. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Designated Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Designated Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)
The Company and the Designated Underwriter Entities agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Designated Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(c). The amount paid or payable by the Designated Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Designated Underwriter Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Designated Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed ADSs distributed to the public were offered to the public exceeds the amount of any damages that such Designated Underwriter Entity has otherwise been required to pay. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)
The indemnity and contribution provisions contained in this Section 10 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Designated Underwriter Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed ADSs.

11.
TERMINATION. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC or the Cayman Islands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, Hong Kong, California State, PRC or Cayman Islands authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12.	EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If, on the Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Offered ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offered ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Offered ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Offered ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement as a result of the circumstances described in Section 11(ii), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13.
SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE. The Company hereby irrevocably submits to the exclusive jurisdiction of the New York Courts in any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the Offered Securities, or any transactions contemplated hereby. The Company and each of the Company’s Subsidiaries and Consolidated Affiliated Entities irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the Offered Securities, or any transactions contemplated hereby in the New York Courts, and irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. The Company irrevocably appoints Agora Lab, Inc., with offices at 2804 Mission College Blvd, Suite 110, Santa Clara, California 95054, as its authorized agent upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company, as the case may be, in any such suit or proceeding. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect.

14.
JUDGMENT CURRENCY. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company pursuant to this Agreement with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

15.
ENTIRE AGREEMENT. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the sale and purchase of the Offered Securities and the offering of the Offered Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Offered Securities and the offering of the Offered Securities.

16.	COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17.	APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18.	HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19.	NOTICES. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at:
Morgan Stanley & Co. LLC
c/o Morgan Stanley Asia Limited
46/F, International Commerce Center
1 Austin Road West
Kowloon, Hong Kong
BofA Securities, Inc.
One Bryant Park
New York, NY 10036
United States
if to the Company shall be delivered, mailed or sent to Agora, Inc., Floor 8, Building 12 Phase III of ChuangZhiTianDi, 333 Songhu Road, Yangpu District, Shanghai, People’s Republic of China, Attention: Chief Executive Officer.

20.
PARTIES AT INTEREST. The Agreement set forth has been and is made solely for the benefit of the Underwriters, the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such sections and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any rights under or by virtue of this Agreement.

21.	ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees to each of the following:

(a)
No Other Relationship. Each of the Representatives has been retained solely to act as an underwriter in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and any of the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether any of the Representatives have advised or are advising the Company on other matters.

(b)
Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement.

(c)
Absence of Obligation to Disclose. The Company has been advised that the each of the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that each of the Representatives has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship.

(d)
Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the each of the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Representatives shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

22.	RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.

(a)
In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)
In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this

Agreement were governed by the laws of the United States or a state of the United States.
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23.
TRIAL BY JURY. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24.
TAXES. If any sum payable by the Company under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax.

25.
SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Underwriters, the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s, and any of the Underwriters’ respective businesses and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of its directors, its officers who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 25, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

26.
PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

27.
AMENDMENTS. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[Signature page follows]

Very truly yours,

Agora, Inc.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

Accepted as of the date hereof

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	BofA Securities, Inc.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm ADSs to be Purchased	Maximum Number of Additional ADSs to be Purchased
Morgan Stanley & Co. LLC

BofA Securities, Inc.

[●]

Total:

Schedule I-1

SCHEDULE II
Time of Sale Prospectus

1.	Preliminary Prospectus issued [●], 2020

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	Public Offering Price: US$[●] per ADS

Schedule II-1

SCHEDULE III-A
SUBSIDIARIES OF THE COMPANY

Name	Place of Incorporation
1. Agora Lab, Inc.	California, United States

2. Agora IO, Inc	Cayman Islands

3. Agora IO Hongkong Limited	Hong Kong

4. Dayin Network Technology Co., Ltd.	PRC

5. Agora.IO Ltd	United Kingdom

Schedule III-A-1

SCHEDULE III-B
CONSOLIDATED AFFILIATED ENTITIES OF THE COMPANY

Name	Place of Incorporation
1. Shanghai Zhaoyan Network Technology Co., Ltd.	PRC

Schedule III-B-1

SCHEDULE IV
LIST OF LOCKED-UP PARTIES
All directors and executive officers of the Company:
1.    Bin (Tony) Zhao
2.    Siming Tao
3.    Sheng (Shawn) Zhong
4.    Regev (Reggie) Yativ
5.    Jingbo Wang
6.    Qin Liu
7.    Tuck Lye Koh
8.    Eric He
9.    Jenny Hong Wei Lee
All ordinary shareholders of the Company including:
1.    YY TZ Limited
2.    Shunwei Technology II Limited
3.    Duowan Entertainment Corp.
4.    Morningside China TMT Fund II, L.P.
5.    GGV Capital IV Entrepreneurs Fund L.P.
6.    GGV Capital IV L.P.
7.    Soundscape Limited
8    VoiceCrew Limited
9.    SIG China Investments Master Fund III, LLLP
10.    Morningside China TMT Top Up Fund, L.P.
11.    IDG Technology Venture Investment V, L.P.
12.    CRCM Opportunity Fund, L.P.

Schedule IV-1

13.    Yan Capital L.P.
14.    Morningside China TMT Special Opportunity Fund II, L.P.
15.    Morningside China TMT Fund IV Co-Investment, L.P.
16.    Coatue PE Asia XVI LLC
17.    SIG Global China Fund I, LLLP
18.    Internet Fund VI Pte. Ltd.
19.    Evolution Special Opportunity Fund I, L.P.
20.    Evolution Fund I Co-Investment, L.P.
21.    Golden Dynamic International Limited
22.    Easy Dynamic International Limited
All purchasers in the concurrent private placement.

Schedule IV-2

EXHIBIT A
FORM OF LOCK-UP LETTER
____________, 2020
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
United States of America
BofA Securities, Inc.
One Bryant Park
New York, NY 10036
United States of America
As representatives (the “Representatives”) of the several Underwriters (as defined below)
Ladies and Gentlemen:
The undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Agora, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including you (the “Underwriters”), of Class A ordinary shares, par value US$0.0001 per share, of the Company (the “Class A Ordinary Shares”) in the form of American Depositary Shares (the “ADSs”).
To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, during the period commencing on the date of this letter (this “Lock-Up Letter”) and ending 180 days after the date of the final prospectus (the “Restricted Period)” relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Class A Ordinary Shares or Class B ordinary shares par value US$0.0001 per share, of the Company (together with the Class A Ordinary Shares, the “Ordinary Shares”), beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned and convertible into or exercisable or exchangeable for Ordinary Shares (collectively, the “Undersigned’s Shares”); or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise; or (3) make any demand for or exercise any right with respect to the registration of any of the Undersigned’s Shares.

Notwithstanding the foregoing, the undersigned may (1) transfer any of the Undersigned’s Shares:

(a)	to the Underwriters pursuant to the Underwriting Agreement;

(b)
acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions;

(c)	as a bona fide gift or charitable contribution;

(d)	to an immediate family member or a trust for the direct or indirect benefit of the undersigned or such immediate family member of the undersigned;

(e)	by will or intestacy;

(f)	pursuant to a domestic relations order, divorce decree or court order;

(g)
to limited partners, general partners, members, stockholders or holders of similar equity interests, or other business entity that controls, is controlled by or managed by or is under common control with the undersigned;

(h)	if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(i)	to the Company pursuant to agreements under which the Company has the option to repurchase the Undersigned’s Shares or a right of first refusal with respect to transfers of the Undersigned’s Shares;

(j)
to the Company through the exercise of a stock option granted under a stock incentive plan or stock purchase plan described in the Prospectus by the undersigned, and the receipt by the undersigned from the Company of Ordinary Shares upon such exercise, insofar as such option is outstanding as of the date of the Prospectus and the exercise period for such option expires during the Restricted Period; provided that the underlying Ordinary Shares shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Letter;

(k)
through the disposition or forfeiture of the Undersigned’s Shares to the Company to satisfy any income, employment or tax withholding and remittance obligations of the undersigned or the employer of the undersigned in connection with the vesting of restricted stock, restricted stock units or other incentive awards settled in Ordinary Shares held by the undersigned; provided that such restricted stock, restricted stock units or other incentive awards were granted under a stock incentive plan, stock purchase plan or pursuant to a contractual employment arrangement described in the Prospectus and were outstanding as of the date of the Prospectus;

2

(l)
through the conversion or reclassification of the Company’s outstanding preferred shares or ordinary shares into Ordinary Shares in connection with the consummation of the Public Offering and in accordance with the Company’s amended and restated memorandum and articles of association that will become effective upon the completion of the Public Offering; provided that any such Ordinary Shares received upon such conversion or reclassification shall remain subject to the restrictions contained in this Lock-Up Letter;

(m)	with the prior written consent of each of Morgan Stanley & Co. LLC and BofA Securities, Inc. on behalf of the Underwriters; and
(2) establish a trading plan pursuant to Rule 10b5‑1 under the Exchange Act for the transfer of the Undersigned’s Shares; provided that (a) such plan does not provide for the transfer of the Undersigned’s Shares during the Restricted Period and (b) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the Undersigned’s Shares may be made under such plan during the Restricted Period.
In addition, in the case of clauses (1)(c)-(h) above, it shall be a condition to such transfer that each transferee, donee or distributee sign and deliver a lock-up letter agreement substantially in the form of this Lock-Up Letter, and, in the case of clauses (1)(c)-(k) above, it shall be a condition to such transfer that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.
For purposes of this Lock-Up Letter, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.
If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed ADSs and the underlying Ordinary Shares the undersigned may purchase in the Public Offering.
If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service or in a registration statement publicly filed with the Commission in connection with a secondary offering, in each case, at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only become effective two business days after the publication date of such press release or filing date of such registration statement, as applicable. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or that is to an “immediate family member” as defined in FINRA

3

Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Letter to the extent and for the duration that such terms remain in effect at the time of the transfer.
Notwithstanding anything to the contrary contained herein, this Lock-Up Letter will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (1) prior to the execution of the Underwriting Letter, the Company advises the Representatives in writing that it has determined not to proceed with the Public Offering, (2) the Company files an application to withdraw the registration statement related to the Public Offering, (3) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Shares to be sold thereunder, or (4) June 30, 2020, in the event that the Underwriting Agreement has not been executed by such date; provided, however, that the Representatives or the Company may, by written notice to you prior to such date in clause (4), extend such date for a period of up to three additional months, which may be further extended by the Company, by written notice to you prior to the end of the extended period, for a period of up to three additional months.
The undersigned and the Representatives hereby consent to receipt of this Lock-Up Letter in electronic form and understand and agree that this Lock-Up Letter may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Lock-Up Letter (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Lock-Up Letter by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.
The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Letter in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock Up Letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
This Lock-Up Letter shall be governed by and construed in accordance with the internal laws of the State of New York.
[Signature page follows]

4

Very truly yours,

Name of Security Holder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Exhibit 1.1

EXHIBIT B
FORM OF WAIVER OF LOCK-UP
, 2020
[Name and Address of
Officer or Director
Requesting Waiver]
Dear Mr./Ms. [Name]:
This letter is being delivered to you in connection with the offering by Agora, Inc. (the Company”) of [●] Class A ordinary shares, par value US$0.0001 per share, of the Company in the form of [●] American depositary shares, and the lock-up letter dated     , 2020 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated     , 2020, with respect to [●] Class A ordinary shares (the Shares”).
The undersigned hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock‑up Letter, but only with respect to the Shares, effective [●]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service or in a registration statement publicly filed with the Commission in connection with a secondary offering at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].
Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Acting severally on behalf of themselves and the several Underwriters named in Schedule I to the Underwriting Agreement

Morgan Stanley & Co. LLC

By:
Name
Title:

BofA Securities, Inc.

By:
Name
Title:

FORM OF PRESS RELEASE
Agora, Inc.
[Date]
Agora, Inc. (the “Company”) announced today that Morgan Stanley & Co. LLC and BofA Securities, Inc., the joint book-running managers in the Company’s recent public sale of [●] ordinary shares in the form of [●] American Depositary Shares is [waiving][releasing] a lock-up restriction with respect to [●] Class A ordinary shares (the “Shares”) of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on ____, 2020, and the Shares may be sold on or after such date.
This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.